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                               February 18, 1994




Board of Directors
Excel Industries, Inc.
1120 North Main Street
Elkhart, Indiana 46514

RE:  Registration Statement on Form S-3 of
     Excel Industries, Inc.

Gentlemen:

     We have acted as counsel to Excel Industries, Inc. ("Excel") in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 (the "Registration Statement") which covers the registration under the Securities Act of 1933 of 2,937,128 shares of Excel's common stock, no par value (the "Registered Shares") of which 2,557,128 shares are being sold by certain selling shareholders and 380,000 are being sold by Excel.

     In that capacity, and for purposes of giving the opinion set forth in this letter, we have examined and reviewed the following documents and materials:

     1. A copy of Excel's Articles of Incorporation, and all amendments thereto;

     2.   A copy of the Code of By-Laws of Excel;

     3.   The Registration Statement together with all exhibits;

     4. The Underwriting Agreement among Excel, the selling shareholders, and the Underwriters referenced in the Registration Statement, the form of which is being filed today as Exhibit 1 to the Registration Statement (the "Underwriting Agreement");

     5. Minutes of the meetings and written consent resolutions of Excel's Board of Directors; and
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Board of Directors
Excel Industries, Inc.
February 18, 1994
Page 2

     6. Such other instruments, documents, statements and records of Excel as we deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

     Further, we have made and relied upon the following assumptions:

     1. That the originals of all documents and instruments submitted to us, including those described above, are authentic;

     2. That all copies of documents and instruments submitted to us, including those described above, conform in all material respects to the originals of such documents;

     3. That all signatures on documents and instruments the originals or copies of which were submitted to us, including those described above, are genuine;

     4. That all natural persons signing documents, the originals or copies of which were submitted to us, including those described above, had the legal capacity to so sign;

     5. That all documents and instruments, the originals or copies of which were submitted to us, including those described above, will have been duly and properly authorized, executed and delivered and be valid, binding and enforceable, at the time any Registered Shares are sold; and

     6. That all statements, representations, understandings and warranties in the documents and instruments, the originals or copies of which were submitted to us, including those described above, are now (and will be at the time any Registered Shares are sold) true, accurate and complete in all respects.

     In rendering the opinion set forth below, we have not passed upon and do not purport to pass upon any "doing business", "blue sky" or securities laws of any jurisdiction. Nor do we express any opinion regarding law other than the corporate law of the State of Indiana and the federal law of the United States.

     Based on the documents, matters and assumptions described above, and such other matters as we deem appropriate, we hereby advise you that we are of the opinion that, when sold and delivered in accordance with the proposed Underwriting Agreement, the Registered Shares will be duly authorized, validly issued, fully paid and non-assessable.
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Board of Directors
Excel Industries, Inc.
February 18, 1994
Page 3

     We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement.

                                    SOMMER & BARNARD, PC



                                    By:___________________________
                                       James K. Sommer

JKS/gkw
Enclosures